EXHIBIT 3.01


                            ARTICLES OF INCORPORATION
                                       OF
                             GOLF INNOVATIONS CORP.

      The undersigned, to form a Nevada corporation, CERTIFIES THAT:

      I.    NAME:  The name of the corporation is:  GOLF INNOVATIONS CORP.

      II. REGISTERED OFFICE; RESIDENT AGENT: The location of the registered office of this corporation within the State of Nevada is 1025 Ridgeview Drive, Suite 400, Reno, Nevada 89509; this corporation may maintain an office or offices in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors or by the By-Laws of the corporation; and this corporation may conduct all corporation business of every kind or nature, including the holding of any meetings of directors or shareholders, inside or outside the State of Nevada, as well as without the State of Nevada.

      The Resident Agent for the corporation shall be Michael J. Morrison, Esq., 1025 Ridgeview Drive, Suite 400, Reno, Nevada 89509.

      III. PURPOSE: The purpose for which this corporation is formed is: To engage in any lawful activity.

      IV. AUTHORIZATION OF CAPITAL STOCK: The amount of the total authorized capital stock of the corporation shall be TWENTY-FIVE THOUSAND Dollars ($25,000.00), consisting of TWENTY-FIVE MILLION (25,000,000) shares of COMMON STOCK, par value $.001 per share.

      V. INCORPORATOR: The name and post office address of the Incorporator signing these Articles of Incorporation is as follows:

                      NAME                 POST OFFICE ADDRESS
                      ----                 -------------------

                      Rita S. Dickson      1025 Ridgeview
                                           Drive #400
                                           Reno Nevada 89509


      VI. DIRECTORS: The governing board of this corporation shall be known as directors, and the first Board shall consist of three (3) directors.

      So long as all of the shares of this corporation are owned beneficially and of record by either one or two shareholders, the number of Directors may be fewer than three, but not fewer than the number of shareholders.

      The number of directors may, pursuant to the By-Laws, be increased or decreased by the Board of Directors, provided there shall be no less than one
(1) nor more than nine (9) Directors.

      The name and post office addresses of the directors constituting the first Board of Directors are as follows:


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       NAME                             POST OFFICE ADDRESS
       ----                             -------------------

       ROBERT MICHAEL GELFAND           #30 B Cedar Tower, President
                                        Park
                                        99 Soi Kasem Sukhumvit 24 Road
                                        Klogton, Klongtoey, Bangkok
                                        10110
                                        THAILAND

       THOMAS GELFAND                   6240 Ash Street
                                        Vancouver, BC
                                        CANADA V5Z 3G9

       FREDERICK STEVEN FISHER          #30 B Cedar Tower, President
                                        Park
                                        99 Soi Kasem Sukhumvit 24 Road
                                        Klogton, Klongtoey, Bangkok
                                        10110
                                        THAILAND

      VII. STOCK NON-ASSESSABLE: The capital stock, or the holders thereof, after the amount of the subscription price has been paid in, shall not be subject to any assessment whatsoever to pay the debts of the corporation.

      VII.  TERM OF EXISTENCE:  This corporation shall have perpetual existence.

      IX. CUMULATIVE VOTING: No cumulative voting shall be permitted in the election of directors.

      X. PREEMPTIVE RIGHTS: Shareholders shall not be entitled to preemptive rights.

      XI. LIMITED LIABILITY: No officer or director of the Corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer or director, except for liability (i) for any breach of the officer or director's duty of loyalty to the Corporation or its Stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the officer or director derived any improper personal benefit. If the Nevada General Corporation Law is amended after the date of incorporation to authorize corporate action further eliminating or limiting the personal liability of officers or directors, then the liability of an officer or director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada General Corporation Law, or amendments thereto. No repeal or modification of this paragraph shall adversely affect any right or protection of an officer or director of the Corporation existing at the time of such repeat or modification.

      XII.  INDEMNIFICATION:  Each  person  who  was or is  made a  party  or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an officer or director of the Corporation or is or was serving at the request of the Corporation as an officer or director of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans whether the basis of such proceeding is alleged action in an official capacity as an officer or director or in any other capacity while serving as an officer or director shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Nevada General Corporation Law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss
(including attorneys' fees, judgments, fines, excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be an officer or director and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided herein with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by

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

such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided however, that, if the Nevada General Corporation Law requires the payment of such expenses incurred by an officer or director in his or her capacity as an officer or director (and not in any other capacity in which service was or is rendered by such person while an officer or director, including, without limitation, service to any employee benefit plan) in advance of the final disposition of a proceeding, payment shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it shall ultimately be determined that such officer or director is not entitled to be indemnified under this Section or otherwise.

      If a claim hereunder is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the claimant may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim and, if successful, in whole or in part, the claimant shall be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Nevada General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden or proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Nevada General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

      The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of Stockholders or disinterested directors or otherwise.

      The Corporation may maintain insurance, at its expense, to protect itself and any officer, director, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Nevada General Corporation law.

      The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification to any employee or agent of the Corporation to the fullest extent of the provisions of this section with respect to the indemnification and advancement of expenses of officers and directors of the Corporation or individuals serving at the request of the Corporation as an officer, director, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise.

      THE UNDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation law of the Sate of Nevada, does make and file these Articles of Incorporation, hereby declaring and certifying the facts herein stated are true, and, accordingly, has hereunto set her hand this 21st day of August, 1997.

                                           /s/ Rita S. Dickson
                                           -------------------------------------
                                               Rita S. Dickson




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STATE OF NEVADA         )
                        ) SS.
COUNTY OF WASHOE        )


      On this 21st day of August, 1997, before me, a Notary Public, personally appeared Rita S. Dickson, who acknowledged to me that she executed the above instrument.

[NOTARY SEAL OF WILLETT Y. SMITH]          /s/  Willett Y. Smith
                                           -------------------------------------
                                                Notary Public




                            CERTIFICATE OF ACCEPTANCE
                        OF APPOINTMENT BY RESIDENT AGENT

      In the matter of GOLF INNOVATIONS CORP., I, Michael J. Morrison, with address at 1025 Ridgeview Drive, Suite 400, Reno, Nevada 89509, hereby accept the appointment as Resident Agent of the above-entitled corporation in accordance with NRS 78.090.

      Furthermore, that the mailing address for the above registered office is 1025 Ridgeview Drive, Suite 400, Reno, Nevada 89509.

      IN WITNESS WHEREOF, I hereunto set my hand this 21st day of August, 1997.

                                By: /s/ MICHAEL J. MORRISON
                                    ----------------------------------
                                        Michael J. Morrison, Resident Agent










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